UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): August 19, 2024

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Simplify Loan Amendment

On August 19, 2024, The Arena Group Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its loan agreement dated March 13, 2024 with Simplify Inventions, LLC (“Simplify”) as lender (the “Simplify Loan”). As amended, the Simplify Loan provides for up to $50 million of borrowings and will mature on December 1, 2026. The parties also entered into an amended and restated promissory note dated August 19, 2024 to memorialize these changes.

The foregoing description of the Simplify Loan and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the related amended and restated promissory note among the Company, certain of its subsidiaries and Simplify, copies of which are filed herewith as Exhibits 10.1 and 10.2.

Debt Exchange for Common Stock

On August 19, 2024, the Company and Simplify also entered into a Common Stock Purchase Agreement (the “Purchase Agreement”), whereby $15,000,000 of outstanding indebtedness under the Simplify Loan was exchanged for 17,797,817 shares (the “Shares”) of the Company’s common stock, or a price of approximately $0.84 per share. The Purchase Agreement includes customary representations, warranties and covenants of both the Company and Simplify.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.3.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective August 19, 2024, the Business Combination Agreement, dated November 5, 2023, as amended (the “Business Combination Agreement”), among the Company, Simplify, Bridge Media Networks, LLC, New Arena Holdco, Inc., Energy Merger Sub I, LLC and Energy Merger Sub II, LLC was terminated by mutual agreement. The Business Combination Agreement was terminated as a result of previously disclosed negotiations between the Company and Simplify around alternative structures or options to the transactions contemplated by the Business Combination Agreement. The Company incurred no penalties as a result of the early termination of the Business Combination Agreement.

Item 2.02	Results of Operations and Financial Condition.

On August 19, 2024, the Company issued a press release announcing its financial results for the quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Amendment is also responsive to Item 2.03 and incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement is also responsive to Item 3.02 and incorporated by reference into this Item 3.02. Based in part upon the representations and warranties of Simplify in the Purchase Agreement, the offer and sale of the Shares was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. Simplify represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of the U.S. federal securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock or other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to Loan Documents between the Company and Simplify Inventions, LLC dated August 19, 2024.

10.2	Amended and Restated Promissory Note issued by the Company to Simplify Inventions, LLC dated August 19, 2024.

10.3	Common Stock Purchase Agreement between the Company and Simplify Inventions, LLC dated August 19, 2024.

99.1	Press release dated August 19, 2024 announcing financial results for the quarter ended June 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Dated: August 22, 2024	By:	/s/ Sara Silverstein
	Name:	Sara Silverstein
	Title:	Chief Executive Officer